EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Adama Technologies Corporation (the “Company”) on Form 10-K for the period ended December 31, 2011, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officers of the Company do hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) and Rule 13a-14(b) or Rule 15d-14(b)  promulgated under the Securities Exchange Act of 1934, that to their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ADAMA TECHNOLOGIES CORPORATION

Date: April 16 2012	By:	/s/ Aviriam Malik
Name: Aviriam Malik
Title: President, Chief Executive Officer and
Director (Principal Executive Officer)

	By:	/s/ Asher Zwebner
Name: Asher Zwebner
Title: Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.